                                                                      EXHIBIT 11



                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                        Six Months Ended      Three Months Ended
                                                                           January 31,             January 31,
                                                                      -------------------    --------------------
                                                                        1995       1994        1995        1994
                                                                      --------   --------    --------    --------
PRIMARY:
Average common shares outstanding . . . . . . . . . . . . . . . . .     5,487      5,487       5,487       5,487

Dilutive stock options based on the treasury stock method
   using the period end market price  . . . . . . . . . . . . . . .        --         --          --          --
                                                                      -------    -------     -------     -------

Average common and common share equivalents outstanding . . . . . .     5,487      5,487       5,487       5,487
                                                                      =======    =======     =======     =======

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(3,681)   $(1,788)    $(2,419)    $  (447)
                                                                      =======    =======     =======     =======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . .   $ (0.67)   $ (0.33)    $ (0.44)    $ (0.09)
                                                                      =======    =======     =======     =======


FULLY DILUTED:
Average common and common share equivalents
   outstanding - primary  . . . . . . . . . . . . . . . . . . . . .     5,487      5,487       5,487       5,487
                                                                      =======    =======     =======     =======

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(3,681)   $(1,788)    $(2,419)    $  (447)
                                                                      =======    =======     =======     =======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . .   $ (0.67)   $ (0.33)    $ (0.44)    $ (0.09)
                                                                      =======    =======     =======     =======


NOTE: Since dilution under fully diluted method is less than 3%, dual presentation on consolidated statements of operations is not required.